Exhibit 11
                                   First Montauk Financial Corp.
                                 Computation of Earnings Per Share
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

                                                                Six months ended June 30,         Three months ended June 30,
                                                                 2000             1999               2000            1999
Numerator:
Basic:
Income before extraordinary loss                             $  2,032,167    $  1,357,038      $      143,847    $     709,069
Extraordinary loss                                                (34,200)         -                  (34,200)          -
                                                               -----------    ------------      --------------    -------------

Net income                                                      1,997,967       1,357,038             109,647          709,069
Deductions:
   Preferred stock dividends                                      (51,079)         -                  (25,540)          -
                                                               -----------    ------------      --------------    -------------

Net income for basic computation                             $  1,946,888    $  1,357,038      $       84,107    $     709,069
                                                               ===========    ============      ==============    =============

Diluted:
Net income for basic computation                             $  1,946,888    $  1,357,038      $       84,107    $     709,069
Additions:
   Preferred stock dividends                                       51,079          -                   25,540          -
   Interest on convertible debt, net of taxes                      21,595          21,518               7,549            8,550
                                                               -----------    ------------      --------------    -------------

Net income for diluted computation                           $  2,019,562    $  1,378,556      $      117,196    $     717,619
                                                               ===========    ============      ==============    =============

Denominator:
Basic:
Weighted average common shares outstanding                      9,644,264       9,866,057          10,005,903        9,895,643
                                                               ===========    ============      ==============    =============

Diluted:
Weighted average common shares outstanding-basic                9,644,264       9,866,057          10,005,903        9,895,643
Additions:
   Incremental shares from assumed conversion of stock
   options and warrants using the treasury stock method           463,463         359,754             435,473          422,290

   Incremental shares from assumed conversion of
   convertible debt and preferred stock using the
   if-converted method                                          1,297,617         380,000           1,170,952          380,000
                                                               -----------    ------------      --------------    --------------

Weighted average common and common equivalent
   shares outstanding-diluted                                  11,405,344      10,605,811          11,612,328       10,697,933
                                                               ===========    ============      ==============    ==============

Per share:

Basic:
Before extraordinary loss                                    $       0.20    $       0.14      $         0.01    $        0.07
Extraordinary loss                                                  -               -                   -                  -
                                                               -----------    ------------      --------------    --------------
Net income                                                   $       0.20    $       0.14      $         0.01    $        0.07
                                                               ===========    ============      ==============    ==============

Diluted
Before extraordinary loss                                    $       0.18    $       0.13      $         0.01    $        0.07
Extraordinary loss                                                  -               -                   -                -
                                                               -----------    ------------      --------------    --------------

Net income                                                   $       0.18    $       0.13      $         0.01             0.07
                                                               ===========    ============      ==============    ==============


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